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                     [LOGO OF CB COMMERCIAL APPEARS HERE]



                  [LETTERHEAD OF CB COMMERCIAL APPEARS HERE]

April 14, 1997


                                                                    Exhibit 23.5

Mr. David R. Barrett
Senior Vice President
BOSTON PROPERTIES, INC.
8 Arlington Street
Boston, MA 02116

Dear Mr. Barrett:

In connection with the initial public offering of common stock by Boston Properties, Inc., we hereby consent to the use of our name in the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission.

Sincerely,

CB COMMERCIAL
REAL ESTATE GROUP, INC.

/s/Christopher R. Jacobs

Christopher R. Jacobs
First Vice President



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